EXHIBIT 23.3

Consent of Independent Auditor

We consent to the use in this Registration Statement on Form S-1 of Banzai International, Inc. of our report dated May 18, 2026, relating to the financial statements of ConnectAndSell, Inc., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ SingerLewak LLP

San Jose, California

July 15, 2026